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					FORM N-SAR ATTACHMENT ITEM 77 0
		"10f-3 TRANSACTIONS FOR THE PERIOD NOVEMBER 1, 1996 THROUGH APRIL 30, 1997"
							Alliance Income Builder Fund

										Shares		Total		% of Issue				Shares
		Date		Shares		% of Fund		Price per		Purchased by		Shares		Purchased				Held
Security		Purchased		Purchased		Assets		Share		Fund group		Issued		By Group		Broker(s)		4/30/97
Carnival Corp.		11/13/96		"7,000 "		0.39%		$29.50 		"7,000"		"20,300,000 "		0.03%		Goldman Sachs		"8,000 "
Deutsche Telecom		11/18/96		"3,600 "		0.13%		$18.89 		"1,077,590"		"85,000,000 "		1.27%		Goldman Sachs		0


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